EVI Industries, Inc.

290 NE 68 Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

EVI Industries, Inc. to Acquire PAC Industries, Inc.

Miami, FL – January 22, 2019 – EVI Industries, Inc. (NYSE American: EVI) announced today that it entered into a definitive stock purchase agreement to acquire all of the outstanding shares of common stock of PAC Industries, Inc. (“PAC”) for $12.85 million, of which $6.4 million will be paid in cash, $6.25 million in EVI common stock, and $0.2 million in an assumed subordinated note. Based in Harrisburg, Pennsylvania, PAC is a prominent distributor of commercial, industrial, and vended laundry products and a provider of related installation and maintenance services to the new and replacement markets of the laundry industry. For the twelve-months ended December 31, 2018, PAC generated approximately $22.0 million in revenue from the sale of equipment, parts, supplies, and related installation and maintenance services.

As a member of the EVI family, PAC will gain immediate access to the resources necessary to pursue its planned growth opportunities. Additionally, consistent with EVI’s operating philosophy, PAC will operate as a subsidiary of EVI from its present locations, under its existing leadership, and conduct business as it has historically. Frank Costabile, President of PAC commented: “On behalf of all of the employees and owners of PAC, we are thrilled to join the EVI family and are anxious to begin working towards accomplishing our collective long-term goals.”

Since January 1, 2018, EVI has completed seven acquisitions in the commercial laundry industry. The acquisition of PAC will be EVI’s first in the northeast region, where EVI expects to aggressively continue executing its buy and build growth strategy. Given EVI’s entrepreneurial culture, focus on long-term growth, and autonomous operating model, it continues to represent the industry’s most compelling opportunity for owners of longstanding, high-quality businesses in and around the commercial laundry industry.

Henry M. Nahmad, EVI’s Chairman and Chief Executive Officer, commented: “We welcome all of the valued employees and owners of PAC Industries to the EVI family. Our goal remains to be the best performing partner to each of our valued suppliers, to offer a comprehensive suite of products and world-class services to our customers, and to maintain an entrepreneurial culture that attracts the most talented entrepreneurs and professionals.”

The transaction is expected to close upon the satisfaction of all customary closing conditions. EVI expects the addition of PAC to be accretive to its fiscal year ended June 30, 2019.

About EVI Industries

EVI Industries, Inc., through its wholly-owned subsidiaries, is a distributor that sells, leases, and rents commercial, industrial, and vended laundry and dry cleaning equipment and steam and hot water boilers manufactured by others, supplies related replacement parts and accessories, designs and plans turn-key laundry, dry cleaning, and boiler systems, and provides installation and maintenance services to thousands of customers, which include commercial, industrial, institutional, government, and retail customers. These activities are conducted in the United States, Canada, the Caribbean and Latin America.

Forward-Looking Statements

Except for the historical matters contained herein, statements in this press release are forward- looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI Industries, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, that the proposed acquisition of PAC may not be accretive to EVI Industries earnings or otherwise have a positive impact on EVI Industries operating results or financial condition to the extent anticipated or at all, integration risks, risks related to the business, operations and prospects of PAC and EVI Industries plans with respect thereto, the risk that the conditions to closing the proposed acquisition may not be satisfied and that the proposed acquisition may not otherwise be consummated when expected, in accordance with the contemplated terms, or at all, and the risks related to EVI Industries operations, results, financial condition, financial resources, and growth strategy, including EVI Industries ability to find and complete other acquisition opportunities, and the impact of any such acquisitions on EVI Industries operations, results and financial condition. Reference is also made to other economic, competitive, governmental, technological and other risks and factors discussed in EVI Industries filings with the Securities and Exchange Commission, including, without limitation, those disclosed in the “Risk Factors” section of EVI Industries Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the SEC on September 13, 2018. Many of these risks and factors are beyond EVI Industries control. In addition, past performance and perceived trends may not be indicative of future results. EVI Industries cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward- looking statement, which speaks only as of the date made. EVI Industries does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.